UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2010

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

10 Derby Square
Salem, Massachusetts 01970

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 30, 2010, Atlantic Tele-Network, Inc. (the “Company”) entered into an amendment and confirmation agreement (the “Amendment”) to the Amended and Restated Credit Agreement dated as of January 20, 2010, by and among the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, CoBank, ACB, as Administrative Agent, Arranger, Issuer Lender and Lender, and the other Lenders named therein (the “Credit Agreement”).

The Amendment extends the availability of the $150 million term loan provided by the Credit Agreement (the “Term Loan B”) until the earlier of (i) completion of the previously announced acquisition by the Company of wireless assets of Alltel Corporation (the “Alltel Acquisition”) and (ii) April 30, 2010.  The proceeds of the Term Loan B may be used by the Company solely in connection with the financing of the Alltel Acquisition.

The foregoing description is only a summary of the provisions of the Amendment and is qualified in its entirety by the terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

10.1

Amendment and Confirmation Agreement dated as of March 30, 2010, by and among Atlantic Tele-Network, Inc., as Borrower, CoBank, ACB, as Administrative Agent, the Guarantors named therein, and the Lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: March 30, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Amendment and Confirmation Agreement dated as of March 30, 2010, by and among Atlantic Tele-Network, Inc., as Borrower, CoBank, ACB, as Administrative Agent, the Guarantors named therein, and the Lenders named therein.